Exhibit 10.7

Private & Confidential

Mr. Bondy Tan
Present

Dear Mr. Tan

Position of Managing Director

Following our recent discussion, we are pleased to offer you a position with our Company.

We believe that you can make significant contributions to our growth and development, and we are sure that we can provide you with a stimulating environment in which you can fully utilize your expertise and experience.

1. Nature of Employment

You shall be responsible for the Company's overall management in Southern East Asia which includes but not limit to Hong Kong, Malaysia, Singapore, Thailand, Jakarta and India.

2. Commencement of Employment

The terms of this contract shall be effective from 1st April 2002.

3. Remuneration

We shall pay you a monthly salary of HK$70,000 payable monthly in arrear at the end of each month.

4. Income Tax Liability

The income tax liability arising from your employment will be your own responsibility.

5. Bonus

You will be eligible to participate in the Company's discretionary bonus scheme.

Your eligibility for this bonus shall cease upon the serving of notice of termination at any time, either by you or by the Company, prior to the actual payment of the bonus.

6. Life Assurance

You shall be covered under the Company's Group Life Assurance Plan, subject to the acceptance of your coverage by the insurer of the Plan.

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7. Probation / Notice Period

There is no probation period. A three-month notice in writing is required to terminate the contract by either party.

8. Confidentiality of Information

Any information made available to you in the course of your work with the Company is given in the strictest confidence and deemed proprietary to the Company and is not to be disclosed or divulged in any form to third parties during or even after your tenure with the Company. Your obligations on the disclosure and divulgence of information are also subject to whatever internal and external statutory regulations applicable. Likewise, concepts, ideas, suggestions and other intellectual inputs received or contributed in the course of your employment with the Company are proprietary to the Company.

Should there be a breach of the above requirements, the Company reserves the right to dismiss you and to take suitable legal action against you. Further to that, you are required to indemnify the Company of all damages suffered by the Company as result of your wrongful and unauthorized disclosure or divulgence of information.

9. Copyright for Works Developed in the Course of Employment

By signing this agreement, you acknowledge that the Company will have sole and exclusive copyright over all job-related literary works developed or created by you during the term of your employment with the Company.

You shall further:

(a) promptly notify the Company of the creation such literary works; and

(b) assist the Company in respect of all enforcement of copyrights in respect of such literary works.

10. Conflict of Interest

During your employment with the Company, you are not to undertake or have any interest in any form of work or business which conflicts with the interests of the Company. You shall not make use of any information received directly or indirectly in the course of your work for your own or any third party's benefits or gains. Without prior notification to the Company, you shall not enter into any employment contract with any third party. Such action will lead to the termination of this contract.

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11. Non Solicitation of Customers

You shall not at any time within three (3) months from the serving of notice of termination of your employment, either on your own account or for any other person, firm or company, willfully entice away from the Company, any person, firm or company who at any time during or at the date of termination of your employment were customers or clients of or in the habit of dealing with the Company.

12. Breach of Contract

Should there be a breach of any of the above conditions, the Company reserves the right to terminate the contract without notice and to take suitable legal action.

13. Clearance by Relevant Authorities

This offer of employment will be subject to the clearance of your employment application by the relevant authorities (where applicable).

14. Employment Conditions

Apart from the provisions made in this contract, you shall not be eligible for other terms administered locally.

15. Amendments

Your employment shall be subject to such terms and conditions that the Company may introduce from time to time, and any amendments to the above terms and conditions of service made at the discretion of the Company.

Kindly signify your acceptance of the above by signing below and returning to us a copy of this letter.

Yours faithfully

For & on behalf of

Tech Team Holdings Limited (or Tech Team Development Limited)

/s/ signed

Director

Accepted by

/s/ Bondy Tan

Bondy Tan